Exhibit 3.2
BYLAWS
OF
FEDERAL HOME LOAN BANK OF DALLAS
ARTICLE I
OFFICES
     SECTION 1.01 Principal Office. The principal office of Federal Home Loan Bank of Dallas (the “Bank”) shall be located in the Dallas/Fort Worth standard metropolitan statistical area, State of Texas.
     SECTION 1.02 Other Offices. In addition to its principal office, the Bank may maintain offices at any other place, or places, either within or without the State of Texas, as the Board of Directors of the Bank (the “Board”) shall from time to time determine appropriate or the business of the Bank may require.
     SECTION 1.03 Seal. The seal of the Bank shall be of such design as shall be approved and adopted from time to time by the Board, and may be affixed to any document by impression, by printing, by rubber stamp, or otherwise. The seal of the Bank shall be kept in the custody of the Secretary of the Bank. If and when so directed by the Board, a duplicate of the Seal may be kept and used by the Treasurer or any Assistant Secretary or Assistant Treasurer as designated by the Board.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.01 Annual Meeting. An annual meeting of stockholders each year shall not be required. The Board, at its option, may provide for an annual meeting in any particular year by adoption of a resolution stating the place, day, and hour for such annual meeting. At an annual meeting, the stockholders shall be entitled to transact such business as may properly be brought before the meeting. The Board, any officer of the Board, or the Chief Executive Officer of the Bank may submit such matters to the annual meeting as such persons may deem to be appropriate. The Chairperson of the Board, or in his absence the Vice Chairperson of the Board, or in the absence of both, the Chief Executive Officer of the Bank, shall preside at all annual meetings of the stockholders.
     SECTION 2.02 Stockholder Voting. The stockholders of the Bank shall be entitled to vote for the election of the ~~elective~~ directors of the Bank (the “Directors”) in accordance with the Federal Home Loan Bank Act (as amended or otherwise modified from time to time, the “Act”) and the rules and regulations of the Federal Housing Finance ~~Board~~ Agency (as such rules and regulations may be amended or otherwise modified from time to time, the “Rules and Regulations”). The stockholders shall be entitled to vote with respect to such other matters, if any, as may be provided for in the Capital Plan of the Bank (as in effect from time to time, the “Capital Plan”) subject to such rules and procedures as may be established in the Act, the Capital Plan, or these Bylaws.
     SECTION 2.03 Special Meetings. Special meetings of the stockholders shall be held upon the call of either a majority of the Board or upon the written request of the Chief Executive Officer of the Bank. Only business within the purpose or purposes described in the notice required by Section 2.04 may be conducted at a special meeting of shareholders.
     SECTION 2.04 Notice of Meeting. Written or printed notices of all meetings, stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Postal Service addressed to the stockholder at ~~his~~ its address as it appears on the records of the Bank with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Bank under these Bylaws shall be effective if given by a form of electronic transmission permitted by law as a substitute for written notice delivered in person or electronically.
     SECTION 2.05 Waiver of Notice. Attendance by a stockholder at a meeting, whether in person or by proxy, without objection to the notice or lack thereof, shall constitute a waiver of notice of the meeting.
ARTICLE III
DIRECTORS
~~Number, Qualifications, and Compensation. The Board shall consist of such persons as shall be appointed or elected thereto in accordance with the Act and the Rules and Regulations. The Directors shall be compensated in accordance with the Rules and Regulations and the Act. The Directors shall be reimbursed for their expenses in the performance of their duties in accordance with the Rules and Regulations, the Act, and the resolutions adopted by the Board.~~
      SECTION 3.01 Director Elections. The Board shall consist of such persons as shall be elected thereto in accordance with the Act, the Rules and Regulations and these Bylaws. Directors are divided into two classes: (1) those who are officers or directors of a member institution which is located in the Bank’s district and who represent members located in a particular state (“Member Directors”); and (2) those who are elected by a plurality vote of the members of the Bank at large (“Independent Directors”) from among eligible persons nominated by the Board in accordance with paragraphs (a), (b) and (c) below. Member Directors must constitute a majority of the Board and Independent Directors must constitute not less than forty percent of the Board. At least two Independent Directors must also qualify as public interest directors (the “Public Interest Directors”) under the Rules and Regulations. The Board shall determine annually the number of the directorships being filled in the upcoming year which shall be designated by the Board as public interest directorships (the “Public Interest Directorships”) ensuring at all times that there are at least two Public Interest Directorships. The Directors shall be nominated and elected in such manner for such terms of office as provided in the Act and the Rules and Regulations and shall meet and maintain eligibility under the Act and the Rules and Regulations.

      (a) Consideration of Independent Director Candidates. The Government Relations Committee or such other committee of the Board as the Board may from time to time designate acting as a “Nominating Committee” shall make recommendations to the Board regarding nominations for directorships to be filled by Independent Directors. The Nominating Committee may solicit potential nominees from members, trade groups, organizations representing affordable housing, economic development, consumer or community interests, and/or other interested parties. Any individual interested in being considered as a nominee for an Independent Directorship shall deliver to the Bank a completed Independent Director application in accordance with the Rules and Regulations. The Nominating Committee shall review all potential nominees for Independent Directorships to ensure such individuals meet all eligibility requirements and shall consider any knowledge or experience of eligible potential nominees in determining such committee’s recommendations for Independent Directorships and Public Interest Directorships.
      (b) Consultation with the Advisory Council. As part of the process described in (a) above, the chairman of the Nominating Committee, or his designee, shall meet with the Bank’s Affordable Housing Advisory Council (the “Advisory Council”) to discuss potential nominations for Independent Directorships and Public Interest Directorships. The chairman of the Nominating Committee, or his designee, shall report the results of his discussions with the Advisory Council at the next meeting of the Nominating Committee which shall take such results into consideration in making recommendations to the Board regarding nominations for Independent Directorships and Public Interest Directorships.
      (c) Nominations by the Board. The Board shall determine nominees for Independent Directorships and Public Interest Directorships. In approving candidates for nomination the Board shall take into consideration the factors set forth in the Rules and Regulations and shall determine: (i) in the case of Public Interest Directorships, that each candidate has more than four years experience representing consumer or community interests in banking services, credit needs, housing or consumer financial protections, (ii) in the case of other Independent Directorships, that each candidate has experience in or knowledge of one or more of the following areas: auditing and accounting, derivatives, financial management, organizational management, project development, risk management practices and the law, and (iii) in the case of (i) or (ii), that each candidate meets such additional or alternative qualifications as the Rules and Regulations may prescribe. The Board may also consider other factors including the skills and experience most likely to add strength to the Board.
      (d) Tabulation of Votes. If the Board nominates more nominees for Independent and/or Public Interest Directorships than the number of directorships to be filled for either or both categories of directorships, then member votes for each category shall be tabulated separately. In other words, the Public Interest Director nominee(s) receiving the highest number of votes will be elected to the open Public Interest Directorships and the non-public interest Independent Directorship nominees receiving the highest number of votes will be elected to the open non-public interest Independent Directorships. If the Board nominates only one nominee for each open directorship, in order to be elected each nominee must receive at least twenty percent of the number of votes eligible to be cast (or such other percentage as the Rules and Regulations may prescribe).

     SECTION 3.02 Board Meetings.
      (a) Regular Meetings. Regular meetings of the Board may be held on such days and at such times and places as shall be determined from time to time by the Board. Regular meetings may be held without notice thereof, but the Board may direct the giving of five days’ notice of such meeting to each Director.
      (b) Special Meetings. Special meetings of the Board may be called by its Chairperson, its Vice Chairperson, or the Chief Executive Officer of the Bank on at least one day’s prior notice to each Director, and shall be called by the Secretary of the Bank upon like notice on the written request addressed to the Secretary of the Bank of three Directors stating the reasons therefor. The notice of each such special meeting shall stipulate the day, time, and place of such meeting and shall contain a statement of the purpose or purposes of each such meeting. Each such meeting may be held on any day and at any time and place without previous notice if two-thirds of the Directors consent thereto.
      SECTION 3.03 Compensation. The Directors shall be compensated for their time and reimbursed for their expenses in the performance of their duties in accordance with resolutions adopted by the Board that comply with the Rules and Regulations and the Act.
     SECTION 3.04 Quorum Voting. Except as otherwise provided herein, at any regular meeting or any special meeting of the Board, a majority of the Directors shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until a quorum is present. A majority of the Directors present at any meeting, a quorum being present, shall decide questions submitted for decision.
     SECTION 3.05 Officers of the Board. The officers of the Board shall be a Chairperson and a Vice Chairperson, each elected from among the Directors for a two-year term by a majority of the Board. In the event of the absence or disability of the Chairperson for any period or in the event of a vacancy during the term of office of the Chairperson, the Vice Chairperson shall perform such duties until the vacancy has been filled for the remaining term of the Chairperson or the remaining term of the Chairperson has expired. In the event that neither the Chairperson nor the Vice Chairperson is available to carry out the requirements of the Chairperson for any period or in the event of concurrent vacancies during the term of office of the Chairperson and the Vice Chairperson, a majority of the Board (a) shall elect from among the Directors an acting Chairperson to fulfill the duties usually performed by the Chairperson of the Board until the vacancy has been filled for the remaining term of the Chairperson or the remaining term of the Chairperson has expired, and (b) may elect from among the Directors an acting Vice Chairperson to fulfill the duties usually performed by the Vice Chairperson of the Board until the vacancy has been filled for the remaining term of the Vice Chairperson or the remaining term of the Vice Chairperson has expired. The Chairperson and the Vice Chairperson shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board.

     SECTION 3.06 Removal of Officers of the Board. Upon the request of any member of the Board, the Chairperson, the Vice Chairperson, or the Chief Executive Officer shall convene a meeting of the Board to determine whether the Chairperson, Vice Chairperson, Acting Chairperson, or Acting Vice Chairperson should be removed from office for good cause. Notice shall be given to each Director five days prior to the meeting. The notice of such meeting shall stipulate the day, time, and place of such meeting and shall contain a statement of the purpose or purposes of such meeting. At such meeting, the person calling the meeting shall report fully on the reason for the meeting. If a majority of the Board determines that there is an adequate basis to conclude that good cause may exist for removal, the Executive Committee shall be charged with the responsibility for making a full investigation of the facts bearing on whether the Chairperson, Vice Chairperson, Acting Chairperson or Acting Vice Chairperson should be removed for good cause and for recommending the action to be taken, if any, in any particular case. Removal for good cause, at a minimum, should be based upon a violation of the Bank’s Code of Conduct and Ethics, the Directors Conflict of Interest Policy, or the Director’s duties and obligations as provided under the Act and the Rules and Regulations, including, without limitation, a Director’s attendance record at meetings of the Board and its committees. All Executive Committee members, except for the Chairperson, Vice Chairperson, Acting Chairperson or Acting Vice Chairperson who is the subject of the investigation, as the case may be, shall be permitted to participate in the deliberations and actions of the Executive Committee. The Executive Committee shall provide the Chairperson, Vice Chairperson, Acting Chairperson or Acting Vice Chairperson who is the subject of the investigation a reasonable opportunity to be heard and to respond to the charges. After completion of the investigation, the Executive Committee shall report to the Board at a regular meeting or a special meeting called for such purpose with respect to its investigation and its recommendation as to action to be taken, if any. Upon receiving such recommendation, the Board by a two-thirds vote of all Directors eligible to serve on the Board, except for the person who is the subject of the removal proceeding, may remove the respective Chairperson, Vice Chairperson, Acting Chairperson or Acting Vice Chairperson for good cause. Removal of the Chairperson, Vice Chairperson, Acting Chairperson or Acting Vice Chairperson shall not affect such individual’s right to continue as a Director.
     SECTION 3.07 Procedure to Fill Vacancy of ~~Elective~~ Director. (a) Except as provided in (b) below, in the event of a vacancy during the term of office of ~~an elective~~ a Director, the Chairperson of the Board shall develop a recommendation to fill the vacancy for the Board’s consideration. In developing his recommendation, the Chairperson of the Board may consider one or more of the following factors, which are intended to be illustrative, but not exhaustive:
      (i) the length of time remaining on the applicable term of office;
      (ii) the results of the previous election in the applicable state;
      (iii) the recommendations of other ~~elective~~ Directors from the applicable state, if any;
      (iv) the recommendations of other members from the applicable state;
      (v) the recommendations of trade associations from the applicable state;

      (vi) geographic diversity;
      (vii) previous experience as a director of the Bank;
      (viii) needs of the Board for expertise in a particular area such as finance, accounting, residential housing, or law;
      (ix) the desirability of representation of a particular charter-type such as a commercial bank, credit union, or insurance company; and
      (x) the capital investment, outstanding advances, and other activities of a member with the Bank.
Upon completion of his deliberations, his recommendation of one or more candidates will be reported to the Board at the next ~~scheduled~~ regular or special meeting of the Board. The Board will then vote to fill the vacancy. The candidate receiving the vote of a majority of all remaining Directors (excluding vacancies), regardless of whether such remaining Directors constitute a quorum of the Bank’s Directors, shall be declared the winner. If a majority vote is not obtained, a second vote shall be taken including only the names of candidates receiving the most or second most votes in the previous vote. This process shall continue until a candidate receives the required votes or the election is postponed to a future meeting of the Board.
      (b) If the Rules and Regulations require a vacancy during the term of a Director to be filled by a process other than as described in (a) above, the Board shall follow the process required by the Rules and Regulations.
     SECTION 3.08 Order of Business. At meetings of the Board, business shall be transacted in such order as, from time to time, the Board may determine. At all meetings of the Board, the Chairperson, or in his absence the Vice Chairperson, or in the absence of both of these officers, a chairperson pro tempore selected by the Board, shall preside.
     SECTION 3.09 Designation of Depositories. Except as otherwise provided by the Act or the Rules and Regulations, the Board shall designate the trust company, trust companies, bank, or banks (which may include a Federal Reserve Bank), in which shall be deposited the monies or securities of the Bank. Notwithstanding the foregoing provisions of this section, any special series United States Treasury obligations owned by the Bank shall be held with such depository or depositories as may be provided in the Rules and Regulations.
     SECTION 3.10 Voting; Presumption of Assent. At all meetings of the Board, each Director present shall have one vote. A Director of the Bank who is present at the meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall either file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forward any dissent by certified or registered mail to the Secretary of the Bank as promptly as practicable after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 3.11 Telephone Meetings. Unless restricted by the Organization Certificate of the Bank (as amended or otherwise modified from time to time, the “Organization Certificate”), the Act, or the Rules and Regulations, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment, by means of which all persons participating in the meeting can speak and be heard by each other. Participation by such means shall constitute presence in person at a meeting.
     SECTION 3.12 Duties and Powers of Directors. The Board shall have such powers and duties as are provided for by the Act, the Rules and Regulations, the Organization Certificate, and the Bylaws.
     SECTION 3.13 Notice of Meeting. Except as otherwise provided herein, notice of meetings of the Board may be communicated by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, facsimile, or other electronic transmission; or by mail or private carrier. Written notice of a meeting of the Board is effective at the earliest of the following: (a) when received; (b) upon its deposit in the ~~Untied~~  United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; (c) if by facsimile or other electronic transmission, by ~~acknowledgment~~  receipt of the electronic transmission; or (d) on the date shown on the confirmation or refusal of delivery issued by a nationally recognized private carrier, if sent by a nationally recognized private carrier to the address of the Director last known to the Bank. Oral notice is effective when actually communicated to the Director.
     SECTION 3.14 Action Without a Meeting. Any action required or permitted to be taken by the Board at a Board meeting may be taken without a meeting if all Directors then in office consent thereto in writing, provided that such writing or writings shall be filed with the minutes of proceedings of the Board. Such a written consent and the signing or authentication thereof may be accomplished by one or more electronic transmissions. Action taken under this Section 3.14 shall be effective when the last Director signs (or otherwise authenticates) the consent unless the consent specifies a later effective date, in which event such action shall be effective as of the later date specified therein, provided that the consent contains or otherwise indicates the date of execution of each Director. A consent signed (or otherwise authenticated) under this Section shall have the effect of a meeting vote and may be described as such in any document.
ARTICLE IV
COMMITTEES
     SECTION 4.01 Standing Committees. The Standing Committees described in this Section shall have such responsibilities and authority as are set forth herein, together with such other responsibilities and authority provided for by the Act, the Rules and Regulations, the respective charters of such Standing Committees, and as otherwise may from time to time be provided in resolutions adopted by the Board. The Board shall designate members of the

Standing Committees from among its members. Each Standing Committee shall, subject to the provisions of these Bylaws, fix its own rules of procedure, and shall meet as provided by such rules, its charter, or by resolution of the Board, and it shall also meet at the call of the Chairperson of the Board or of the Chief Executive Officer of the Bank. Unless otherwise set forth in the Act, the Rules and Regulations, resolutions adopted by the Board, or the charter of a Standing Committee, each Standing Committee shall have the power to select, engage, and retain staff, legal counsel, and other outside advisers and consultants to perform such duties as a Standing Committee may from time to time prescribe.
      (a) Executive Committee. At its first meeting in each calendar year ~~at~~ for which all ~~elective and appointive~~ Directors have received notice of the meeting, the Board shall select an Executive Committee, consisting of the Chairperson of the Board, the Vice Chairperson of the Board, and the chairperson of each Standing Committee. At such meeting, the Board by resolution may specify that the members of the Executive Committee present and not disqualified from voting at a meeting of the Executive Committee, whether or not ~~he or~~ they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member. The vice chairperson of each Standing Committee will be an alternate member of the Executive Committee and will act at any Executive Committee meeting in place of the chairperson of such Standing Committee if such chairperson is unable to act at any meeting of the Executive Committee. The Chairperson of the Board, or in his absence, the Vice Chairperson, or in the absence of both, a member, designated by a majority of the members present at any meeting, shall serve as Chairperson of the Executive Committee. Vacancies in the Executive Committee shall be filled by the Board.
     The Executive Committee shall hold regularly scheduled meetings as the Executive Committee shall determine each year. Regular meetings may be held without notice thereof, but the Chairperson of the Executive Committee may direct the giving of five days’ notice of such meeting to each member of the Executive Committee. The Chairperson or the Vice Chairperson of the Executive Committee or the Chief Executive Officer of the Bank may call additional meetings on at least one day’s prior notice to each member of the Executive Committee. The notice of each such additional meeting shall stipulate the day, time, and place of such meeting or if necessary the instructions necessary to participate in a meeting and shall contain a statement of the purpose or purposes of each such meeting. Any additional meeting may be held on any day and at any time and place without prior notice if two-thirds of the members of the Executive Committee consent thereto.
     During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board, other than those powers assigned to the Audit Committee and those powers set forth in Section 7.08, in the management and direction of the affairs of the Bank in all cases in which specific directions shall not have been given by the Board.
     All actions by the Executive Committee shall be reported to the Board at its meeting next succeeding such actions, and shall be subject to revision and alteration by the Board; provided, however, that no rights of third parties shall be affected by any such revision or alteration. Regular minutes of the proceedings of the Executive Committee shall be kept in a book provided for that purpose.
     In the event of a national emergency, if all of the persons herein before authorized to call a meeting of the Executive Committee are unavailable for duty, a meeting may be called by any other member of the Board.
      (b) Audit Committee. At its first meeting in each calendar year ~~at~~ for which all ~~elective and appointive~~ Directors have received notice of the meeting, the Board shall select an Audit Committee, consisting of five or more members of the Board, each of whom shall meet the criteria of independence set forth in the Act and the Rules and Regulations. The Audit Committee shall possess and may exercise all of the powers and duties provided for in the Act, in the Rules and Regulations, in the Bank’s Audit Committee charter, and by the Board.
      (c) Risk Management Committee. At its first meeting in each calendar year ~~at~~ for which all ~~elective and appointive~~ Directors have received notice of the meeting, the Board shall select a Risk Management Committee. The Risk Management Committee shall oversee the process by which the Bank manages its credit, market, interest rate, liquidity, and operational risks and the process used to determine, and the adequacy of, the Bank’s loss reserves. The Risk Management Committee shall monitor the performance of the Bank’s internal risk review function.
      (d) Affordable Housing and Economic Development Committee. At its first meeting in each calendar year ~~at~~ for which all ~~elective and appointive~~ Directors have received notice of the meeting, the Board shall select an Affordable Housing and Economic Development Committee. The Affordable Housing and Economic Development Committee, with respect to affordable housing and economic development, shall oversee the Bank’s programs and activities to ensure that the Bank complies with the Act and the Rules and Regulations. At least annually, the Affordable Housing and Economic Development Committee shall review the Bank’s Community Lending Plan, Affordable Housing Implementation Plan, and Affordable Housing Conflict of Interest Policy and make recommendations to the Board on any amendments or modifications to such plans and policies. The Affordable Housing and Economic Development Committee shall review and approve, prior to implementation, any recommendations made to the Board regarding the Bank’s Affordable Housing Program. The Affordable Housing and Economic Development Committee shall review and approve, prior to funding, all grants recommended for funding under the Bank’s Affordable Housing Program.
      (e) Compensation and Human Resources Committee. At its first meeting in each calendar year ~~at~~ for which all ~~elective and appointive~~ Directors have received notice of the meeting, the Board shall select a Human Resources Committee. The Human Resources Committee shall review and recommend to the Board actions that should be taken on those human resources policies and procedures as presented by the management of the Bank, or as deemed appropriate by the Board, or as required by federal statute or regulation, or as required by benefit plan design or prior corporate resolution. The Human Resources

Committee shall make recommendations regarding the appointment of officers of the Bank. The Human Resources Committee shall be responsible for monitoring the Bank’s advancement of the Bank’s Affirmative Action Plan objectives and shall make recommendations to the Board with respect to all aspects of the President’s compensation and terms of employment.
      (f) Government Relations Committee. At its first meeting in each calendar year ~~at~~ for which all ~~elective and appointive~~ Directors have received notice of the meeting, the Board shall select a Government Relations Committee. The Government Relations Committee shall advise management of the Bank with respect to the Bank’s relationship with legislative bodies and executive agencies that impact the Bank and its operations.
      (g) Strategic Planning Committee. At its first meeting in each calendar year for which all Directors have received notice of the meeting, the Board shall select a Strategic Planning Committee. The Strategic Planning Committee shall assist the Board in monitoring, evaluating, and reviewing the development and implementation of long- term strategic plans and in responding to changes in market conditions, external business risks in the financial market, and significant opportunities which may require the Board’s attention.
     SECTION 4.02 Other Committees. The Board may delegate from time to time to suitable committees any duties that are required to be executed during the intervals between the meetings of the Board, and such committees shall report and make recommendations to the Board when and as required by the Board. Such committees shall be selected so as to employ the services as nearly as is feasible of all of the membership of the Board. Nothing in this section shall limit the power of the Board to establish additional committees on an ad hoc or standing basis or to assign additional responsibilities to any committee. No such committee appointed by the Board under this Section 4.02 shall have the authority of the Board in reference to any powers reserved to the full Board by any Board resolution, these Bylaws, or the charter of any committee so established, including, without limitation, the powers of the Board set forth in Section 7.08.
     SECTION 4.03 Telephone Meetings. Members of any committee of the Board may participate in a meeting of such committee by means of a telephone or other communications equipment allowing all persons participating in the meeting to speak to and hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     SECTION 4.04 Notice of Meeting. Except as otherwise provided herein, notice of meetings of any committee of the Board may be communicated by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, facsimile, or other electronic transmission; or by mail or private carrier. Written notice of a meeting of any committee of the Board is effective at the earliest of the following: (a) when received; (b) upon its deposit in the Untied States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; (c) if by facsimile or other electronic transmission, by acknowledgment of the electronic transmission; or (d) on the date shown on the confirmation or refusal of delivery issued by a nationally recognized private carrier, if sent by a nationally recognized private carrier to the address of the Director last known to the Bank. Oral notice is effective when actually communicated to the member of the committee.
     SECTION 4.05 Quorum. Unless otherwise set forth in the Act, the Rules and Regulations, resolutions adopted by the Board, or the charter of a committee, a majority of any committee shall be necessary and sufficient to constitute a quorum and in every case the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be necessary and sufficient for the passage of any resolution. Each committee may act by the written resolution of a quorum thereof although not formally convened; provided, however, that to the extent practicable each member of the committee will be given notice of the matter that is the subject of the written resolution.
ARTICLE V
OFFICERS AND EMPLOYEES
     SECTION 5.01 Officers. The corporate officers of the Bank shall be a President, a Treasurer, a Corporate Secretary, and one or more Executive Vice Presidents, Senior Vice Presidents, ~~one or more~~Vice Presidents, ~~a Treasurer, a Secretary,~~Assistant Vice Presidents, Assistant Treasurers, Assistant Corporate Secretaries and such other officers, assistant or deputy officers~~, all of whom~~ as shall be appointed and confirmed by the Board.
     The President shall also be the Chief Executive Officer of the Bank and shall, subject to the direction of the Board, have responsibility for the general and active management of the business of the Bank, and shall see that all orders and resolutions of the Board are carried out.
     The same person may hold two or more offices but no person shall execute, acknowledge or verify any instrument in more than one capacity and the offices of President and Secretary shall not be held by the same person. All corporate officers shall hold office for one year or until their respective successors are appointed and confirmed by the Board. The Board may also appoint such other corporate officers as it shall deem necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board.
     Each of the salaried corporate officers of the Bank shall devote his entire time, skill and energy to the business of the Bank, unless the contrary is expressly consented to by the Board. The corporate officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board. They shall have full responsibility for the operation of the Bank under the direction of the Board and the President. They shall make a full report to appropriate committees of the Board of matters under consideration or to be considered by such committees and shall see that a full report of the operation of the Bank is made to the President and to the Board at each regular meeting thereof.
     The corporate officers of the Bank designated by the Board may extend or deny credit and take such other action in conformity with the policies and procedures approved by the Board and governing the extension of credit to the Bank’s members and others authorized to obtain extensions of credit from the Bank.
     SECTION 5.02 Employees and Legal Counsel. There shall also be such other employees (which may include inside legal counsel) as the Board may authorize or whose appointment the Board may ratify; and they shall have such duties as shall be assigned to them by the Board and the Chief Executive Officer of the Bank. The Board may retain outside legal counsel.
     SECTION 5.03 Removal. Any officer may be removed by the Board whenever in its judgment the best interests of the Bank would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Appointment or confirmation of an officer shall not of itself create contract rights of such officer with respect to the Bank. An officer shall cease to be an officer upon termination of his employment by the Bank. The President shall have the authority to terminate the employment of any employee except the Bank’s Director of Internal Audit.
     SECTION 5.04 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Bank, or otherwise, the same shall be filled by the Board, and the officers so elected shall hold office until their successors are chosen and qualified.
     SECTION 5.05 Resignations. Any officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. An officer’s resignation does not itself affect the contract rights, if any, between the officer and the Bank.
     SECTION 5.06 Compensation. The compensation of officers, other than the President, and other employees of the Bank shall be set by the President; provided that the aggregate compensation of all employees in any year shall not exceed the amount of compensation included in the budget for such year approved by the Board. The form and amount of the compensation paid to the President shall be set by the Board.
ARTICLE VI
CAPITAL STOCK
     SECTION 6.01 Issuance, Transfer, Redemption, Repurchase, and Dividends. Each member and former member of the Bank shall be required to acquire and retain capital stock in the manner and amount prescribed by the Act, the Rules and Regulations, and the Capital Plan. The manner of issuance, transfer, redemption, and repurchase of capital stock as well as the payment of dividends thereon shall be as prescribed in the Capital Plan, subject to the provisions of the Rules and Regulations.

ARTICLE VII
GENERAL PROVISIONS
     SECTION 7.01 Minutes. Accurate minutes of all meetings of the stockholders of the Bank, of the Board, and of the committees of the Board, shall be signed (or otherwise authenticated) by the presiding officer and attested under the seal of the Bank by the Secretary, Assistant Secretary or other person designated to record the minutes of such meeting. The original copies of such minutes shall be preserved by the Bank in minute books in custody of the Secretary of the Bank.
     SECTION 7.02 Banking Hours. The Bank shall be kept open for business for such hours as the Board shall fix, and employees shall remain in performance of their duties for such hours as may be required by said Board or the President of the Bank.
     SECTION 7.03 Budget. The President and the Chief Executive Officer of the Bank shall, prior to the end of each calendar year, prepare and submit to the Board a proposed operating expense budget and a proposed capital expenditure budget for the following calendar year. The Board shall promptly consider the proposed budget and shall adopt a budget for the following calendar year.
     SECTION 7.04 Surety Bonds and Insurance. The Bank shall maintain adequate surety bonds as determined by the Board, covering all officers, employees, attorneys, or agents having control over or access to monies, securities, or other property owned by the Bank or in its possession. The Bank shall comply with all provisions of the law as to the maintenance of liability, workers’ compensation, or other insurance, and shall maintain such additional forms and amounts of insurances as the Board may, from time to time, determine necessary or desirable for the protection of the Bank.
     SECTION 7.05 Signing of Papers. All checks, contracts, deeds, bonds, assignments, releases, or other documents of the Bank shall be signed (or otherwise authenticated) in the name of the Bank by any officer or employee designated by the Board of Directors. When authorized by the Board, checks may be issued by the Bank bearing the facsimile signature of any officer or employee designated by the Board. Any device used to affix a facsimile signature shall be used and controlled in the manner and by the person or persons designated by the Board.
     SECTION 7.06 Operations. The Bank shall operate and do business within the provisions of the Act, the Rules and Regulations, the Organization Certificate, the Capital Plan, these Bylaws, and such directives not inconsistent with the foregoing as the Board may from time to time adopt.
     SECTION 7.07 Fiscal Year. The fiscal year of the Bank shall begin on the first day of January.

     SECTION 7.08 Amendment. These Bylaws may be altered, amended, restated, or repealed and new Bylaws may be adopted at any meeting of the Board, at which a quorum is present, by a majority vote of Directors present at such meeting so long as notice of the action proposed to be taken in respect of the Bylaws shall have been given to each Director at least ten (10) days prior to such meeting.
     SECTION 7.09 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
     SECTION 7.10 Waiver. Whenever any notice is required to be given under the provisions of the Organization Certificate, the Act, the Rules and Regulations, or these Bylaws, a waiver thereof in writing signed (or otherwise authenticated) by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     SECTION 7.11 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done within a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used in making such computation, the day of the doing of the act shall be excluded and the day of the event shall be included.
     SECTION 7.12 Construction. The masculine gender, where appearing in these Bylaws, shall be deemed to include the feminine gender. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
     SECTION 8.01 General. (a) The Bank shall, to the fullest extent permitted by law, indemnify any person who was or is a party, whether as a plaintiff acting with the approval of the Board, or as a defendant, or is threatened to be made a party to or is involved (including, without limitation, as a witness) in, any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Bank to procure a judgment in its favor) and whether formal or informal (each of the foregoing a “Proceeding”), by reason of the fact that he is or was a Director, officer, or employee of the Bank, or is or was serving at the request of the Bank as a director, officer, partner, trustee, or employee of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to an employee benefit plan), or by reason of having allegedly taken or omitted to take any action in connection with any such position, against all liability (including the obligation to pay a judgment, settlement, penalty or fine, including any excise tax assessed with respect to an employee benefit plan), loss, and expenses (including attorneys’ fees) actually and reasonably incurred or suffered by him in connection with such Proceeding if, as determined in accordance with Section 8.02, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any Proceeding, had no reasonable cause to believe his conduct was unlawful, except such liabilities and expenses as are incurred because of such person’s breach of his duty of loyalty to the Bank or its stockholders, any act or omission by such person which involves willful misconduct or knowing violation of the criminal law, or any transaction from which such person derived any improper personal benefit. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Bank or (ii) with respect to any Proceeding, had reasonable cause to believe that his conduct was unlawful. Any Director, officer, or employee of the Bank who is or was rendering services to the Financial Institutions Retirement Fund, the Financing Corporation, the Resolution Funding Corporation, the Office of Finance, the Council of Federal Home Loan Banks and any Federal Home Loan Bank System committee, including but not limited to the Bank Presidents Conference, and their successors, shall be deemed to be serving or have served, at the request of the Bank.
     (b) Notwithstanding anything else to the contrary in these Bylaws, to the extent any Director, officer, employee, partner, or trustee has been successful on the merits or otherwise in defense of any Proceeding referred to in this Article VIII, or in defense of any claim, issue, or matter therein, he shall be indemnified to the fullest extent permitted by this Article VIII.
     SECTION 8.02 Procedure. Any indemnification under this Article VIII (unless otherwise ordered by a court) shall be made by the Bank only as authorized in the specific case or categories of cases upon a determination that indemnification of the Director, officer, employee, partner, or trustee is proper in the circumstances because, in the Board’s discretion, such person has met the applicable standard of conduct set forth in this Article VIII.
     Such determination shall be made promptly, but in any event no later than sixty (60) days after the date on which a written request from the person seeking indemnification was received by the Secretary of the Bank, (a) by the Board by a majority vote of a quorum of the Directors who are not and have not been parties to such Proceeding or any similar Proceeding then pending (“Disinterested Directors”) or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion.
     Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Bank.
     SECTION 8.03 Advancement of Expenses. Reasonable expenses, including attorneys’ fees, incurred in defending a Proceeding shall be paid or reimbursed by the Bank in advance of the final disposition of such Proceeding upon receipt by the Secretary of the Bank of (a) a written affirmation by the Director, officer, employee, partner, or trustee of such person’s good faith belief that he has met the standard of conduct set forth in this Article VIII and (b) a written undertaking by or on behalf of the Director, officer, employee, partner, or trustee to repay all amounts paid or reimbursed only if it shall ultimately be determined that he is not entitled to be indemnified by the Bank. The undertaking required by clause (b) of this Section 8.03 (i) shall be an unlimited general obligation of such person, (ii) need not be secured, and (iii) shall be accepted without reference to financial ability to make repayment.
     SECTION 8.04 Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to actions in his official capacity and as to actions in another capacity undertaken at the request of the Bank.
     SECTION 8.05 Indemnification of Agents of the Bank. The Bank may, to the extent authorized by the Board from time to time, grant rights to indemnification and advancement of expenses to agents of the Bank to the full extent of the provisions of this Article VIII with respect to the indemnification of Directors, officers, employees, partners, or trustees of the Bank.
     SECTION 8.06 Insurance. The Bank, pursuant to a resolution of the Board, shall have the power to purchase and maintain insurance, at the Bank’s expense, on behalf of itself and any person who is or was a Director, officer, employee, partner, trustee, or agent of the Bank, or is or was serving at the request of the Bank as a Director, officer, employee, partner, trustee, or agent of any corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss asserted or threatened against him or incurred or suffered by him in any such capacity, or arising out of his status as such, whether or not the Bank would have the power to indemnify him against such expense, liability, or loss under the provisions of this Article VIII.
     SECTION 8.07 Survival Of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII, shall continue without any subsequent amendment or change as to a person who has ceased to be a Director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. In the event that any change is made to these Bylaws to reduce, restrict, or eliminate the indemnification and advancement of expenses provisions of this Article VIII, such provisions shall continue unchanged as to any Director, officer, employee, partner, trustee, or agent of the Bank, with respect to any action taken or omitted by such Director, officer, employee, partner, trustee, or agent (in such person’s position with the Bank or any other entity for which such person is or was serving as a director, officer, employee, partner, trustee, or agent at the request of the Bank) prior to the time that such change in the Bylaws was made.
     SECTION 8.08 Contracts of Indemnification. The Chief Executive Officer is authorized to enter into contracts of indemnification with each Director, officer, employee, or agent of the Bank with respect to the indemnification provided in this Article VIII and to renegotiate such contracts as necessary to reflect changing laws and business circumstances. The Bank may create a trust fund, grant a security interest, or use any other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect any indemnification and advancement of expenses as provided in this Article VIII.

     SECTION 8.09 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be contract rights. If (a) the Bank denies a Director’s, officer’s, employee’s, partner’s, trustee’s, or agent’s written claim for indemnification under this Article VIII, (b) the Bank has not paid an indemnification claim in full within ten days after the Board or court determines that indemnification of the Director, officer, employee, partner, trustee, or agent requesting such indemnification is proper, or (c) the Bank has not paid in full within twenty days after the requirements for the advancement of expenses set forth in this Article VIII have been satisfied, the Director, officer, employee, partner, trustee, or agent requesting such payment may at any time thereafter apply to any court of competent jurisdiction for an order directing the Bank to provide indemnification or to make an advancement of expenses. The court shall order the Bank to make an advancement of expenses or to provide indemnification, as the case may be, if it determines that the Director, officer, employee, partner, trustee, or agent requesting such payment is entitled under these Bylaws to such an advancement of expenses or indemnification, and in such event shall order the Bank to pay such person’s reasonable expenses (including attorneys’ fees) to obtain the order. Neither the failure of the Bank (including, the Board, any committee, legal counsel, or its stockholders) to have made a determination, as provided in Section 8.02, prior to the commencement of such action permitted by this Section, that such person is entitled to receive indemnification, nor the determination by the Bank (including, the Board, any committee, legal counsel, or its stockholders) that such person is not entitled to an advancement of expenses or indemnification, shall create a presumption to that effect or otherwise itself be a defense to such person’s application for an advancement of expenses or indemnification.

Adopted by the Board of Directors on
December 16, 2004,
as amended by the Board of Directors on:
June 30, 2005
September 30, 2005
March 23, 2010